Exhibit 21.1 - Subsidiaries of the Registrant

Name of Subsidiary (1)                                                      Jurisdiction Where Organized
----------------------                                                      ----------------------------
Safety Components Fabric Technologies, Inc.                                  Delaware

Automotive Safety Components International, Inc.                             Delaware

ASCI Holdings Germany (DE), Inc.                                             Delaware

ASCI Holdings Mexico (DE), Inc.                                              Delaware

ASCI Holdings UK (DE), Inc.                                                  Delaware

ASCI Holdings Czech (DE), Inc.                                               Delaware

Automotive Safety Components International GmbH & Co. KG                     Germany

Automotive Safety Components International Verwaltungs GmbH                  Germany

Automotive Safety Components International S.A. de C.V.                      Mexico

Automotive Safety Components International Limited                           United Kingdom

Automotive Safety Components International, s.r.o.                           Czech Republic

Automotive Safety Components  International RO S.R.L.                        Romania

ASCI Holdings Asia Pacific (DE), LLC                                         Delaware

SCI-Huamao China Investment Limited (2)                                      Hong Kong

Automotive Safety Components International (Changshu) Co., Ltd.              People's Republic of China

Automotive Safety Components International GT (Proprietary) Limited (3)      South Africa

NxGen Technologies, LLC (4)                                                  Arizona

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(1)   Unless  otherwise  indicated,  each  subsidiary  is  wholly owned  by the
      Registrant and/or its other wholly owned subsidiaries.

(2)   ASCI Holdings Asia-Pacific owns 65% of this entity.

(3) Automotive Safety Components International GmbH & Co. KG owns 75% of this entity.

(4) Safety Components International, Inc. owns 49% of this entity and appoints two of the four members of the Management Committee. Safety Components International, Inc. disclaims control over this entity.